Exhibit 23.1

Tel: 604 688 5421 Fax: 604 688 5132 www.bdo.ca	BDO Canada LLP Unit 1100-Royal Centre 1055 West Georgia Street P.O.Box 11101 Vancouver BC, V6E 3P3 Canada

Consent of Independent Registered Public Accounting Firm

Clever Leaves Holdings Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Clever Leaves Holdings Inc., of our report dated March 30, 2021, except for the effect of the restatement disclosed in Note 3 and 18, as to which the date is May 14, 2021, relating to the consolidated financial statements of Clever Leaves Holdings Inc., which is contained in the Prospectus forming a part of the Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Canada LLP

Vancouver, Canada

August 16, 2021

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.